EXHIBIT 99.1

NEWS FROM

For more information contact:	For media inquiries:
Kate Lowrey	David P. Garino
Director, Investor Relations	(314) 982-0551
ESCO Technologies Inc.
(314) 213-7277

ESCO ANNOUNCES 2012 EARNINGS UPDATE, TEST SEGMENT
RESTRUCTURING, AND 2013 PRELIMINARY OUTLOOK

ST. LOUIS, October 9, 2012 – ESCO Technologies Inc. (NYSE: ESE) today provided an update to its previous earnings guidance for 2012, along with announcing it has initiated certain restructuring activities within the Test business to significantly improve the segment’s future operating profit contribution. The Company is also providing its preliminary outlook for fiscal 2013.

2012 Earnings Update

Although the Company has not formally completed the financial closing process for the fiscal year ended September 30, 2012, Management’s preliminary expectations are that pretax earnings will be approximately $8.7 million lower than previously communicated, resulting in earnings of $1.70 to $1.73 per share.
The reduction in 2012 pretax earnings is the result of three items that occurred at Aclara in late September: the timing of expected sales and the related profit; specifically identified unanticipated costs; and a sales forecast shortfall. The respective pretax earnings impact is identified within each category.

1.
The timing-related pretax earnings impact of specifically identified sales coming from firm order backlog that were pushed out of 2012 into 2013 was $5 million. This amount represents contractually committed projects with firm purchase orders in backlog in which the related sales were moved out of 2012 because certain customers temporarily delayed acceptance, or because the Company was not in a position to deliver the related items prior to September 30. The sales and earnings impact related to these customers will be recognized in 2013 when the products and services are delivered.

2.
Approximately $2.5 million of specifically identified costs incurred during the fourth quarter of 2012 which were not anticipated in the earnings plan previously communicated. Of this amount, approximately $1.3 million related to additional spending to support the successful launch of the SoCalGas AMI project. The remainder resulted from unanticipated spending related to: additional costs incurred to support a significant water customer’s AMI deployment; design rework on a new product currently being launched; higher-than-expected freight costs on deliveries to international customers; and unplanned legal costs related to a patent dispute. These specific costs are not expected to be repeated in 2013.

3.
Aclara had anticipated that certain small, municipal water customers would place orders and take delivery of standard AMI products during the fourth quarter of 2012. The actual amount of revenue realized from these was lower than planned, resulting in a $1.2 million earnings shortfall.

Test Segment Restructuring

As noted in the August 9, 2012, earnings release, Management indicated it was analyzing the operating cost structure across the Company to see where improvements in operating efficiency could be achieved. The process was initiated in 2012 to help protect and expand future operating margins, as well as to supplement future EPS growth.
Test segment EBIT margins have been below expectations, resulting in Management’s decision to thoroughly review alternatives to significantly improve its profit contribution. After careful review, the Company decided to consolidate the Test segment’s four domestic manufacturing facilities into three domestic locations, resulting in the closure of the Glendale Heights, Illinois facility. The non-recurring restructuring costs are expected to be approximately $3 million and will be expensed over the next six to nine months. As a result of these actions, the partial year cost savings in 2013 will be approximately $1 million (excluding restructuring costs), and once completed, are expected to yield recurring annual savings of approximately $3 million in 2014 and beyond. The net impact of this restructuring is expected to increase Test segment EBIT margins above 13 percent.
While further restructuring activities of this magnitude are not currently expected, Management continues to review all of its other operations to ensure that the respective businesses are properly sized to deliver the operating results required to meet the earnings commitments previously communicated.

2013 Preliminary Outlook

Since the Company has not formally completed the financial closing process for the fiscal year ended September 30, 2012, Management is providing its preliminary expectations for 2013 with a wider EPS range than normal due to the timing of this announcement, and will formally update these items and narrow the expected EPS range during the regularly scheduled earnings announcement on November 12.
Management continues to see strong growth in 2013 across the business and based on the current revenue growth outlook, expects 2013 operational EPS in the range of $2.30 to $2.55 per share, which excludes non-recurring restructuring charges described above.
To support this outlook, and given the shortfall in 2012, Management is providing more detailed insight into the 2013 revenue build to allow investors to better understand the growth and related risks.
In Filtration, Management expects sales to increase approximately $20 million in 2013, with the majority of the growth coming from VACCO. This growth is either currently in backlog, or is consistent with existing customers’ recent demand levels. The related EBIT margin on this growth is expected to be consistent with 2012 percentages.
In Test, Management is projecting low-to-mid single digit sales growth in 2013 with a significant increase in operational EBIT both in dollars and as a percentage of sales. The expectation of significant profit growth is reasonable given the absence of cost overruns that occurred in 2012, and gaining the benefit of the above noted restructuring, along with other cost reduction initiatives implemented in the last half of 2012.
At Doble, Management expects sales growth of approximately 10 percent at a margin contribution consistent with the percentages achieved in 2012. The expected sales growth reflects recently introduced new products and the expansion of its international market presence.
At Aclara, Management expects approximately $50 million of sales growth in 2013, driven primarily by the launch of the SoCalGas AMI project. Given some of the smaller project slips in 2012, Management is taking a more conservative approach in forecasting revenue related to these customers. Considering the identified project revenue and profit from 2012 noted above being realized in 2013, along with the absence of the additional unexpected costs at the end of 2012, and the additional revenue generated from SoCalGas in 2013, Management expects meaningful EBIT margin expansion at Aclara in 2013.

Share Repurchase Program

As noted in the August 9, 2012, earning release, the Company’s Board of Directors authorized an expanded stock repurchase program whereby Management may repurchase shares of its outstanding stock in the open market and otherwise throughout the period ending September 30, 2013. The total value authorized is the lesser of $100 million, or the dollar limitation imposed by Section 6.07 of the Company’s Credit Agreement dated May 14, 2012.
During the fourth quarter ended September 30, 2012, the Company spent approximately $5.4 million to repurchase approximately 150,000 shares. Management expects to continue purchasing shares in the open market under this expanded authorization.

Conference Call

The Company will host a conference call today, October 9, at 4 p.m. Central Time, to discuss this announcement. A live audio webcast will be available on the Company’s website at www.escotechnologies.com. Please access the website at least 15 minutes prior to the call to register, download and install any necessary audio software. A replay of the conference call will be available for seven days on the Company’s website noted above or by phone (dial 1-888-843-7419 and enter the pass code 33496503).

Forward-Looking Statements

Statements in this press release regarding the amount and timing of the Company’s expected 2012 and 2013 earnings, EPS, sales, orders, the cost, savings and Test segment EBIT margins resulting from restructuring activities, specific 2013 sales and EBIT by business unit and the long-term success of the Company, and any other statements which are not strictly historical are “forward-looking” statements within the meaning of the safe harbor provisions of the federal securities laws. Investors are cautioned that such statements are only predictions and speak only as of the date of this release, and the Company undertakes no duty to update. The Company’s actual results in the future may differ materially from those projected in the forward-looking statements due to risks and uncertainties that exist in the Company’s operations and business environment including, but not limited to: the risk factors described in Item 1A of the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2011; changes in requirements of SoCalGas; SoCalGas’ ability to successfully negotiate appropriate terms and conditions with other necessary project participants; the performance of SoCalGas employees, vendors and other  participants in connection with project responsibilities; the Company’s successful performance of the SoCalGas agreement; financial constraints impacting SoCalGas; the success of the Company’s competitors; changes in federal or state energy laws; the Company’s successful performance of its AMI contracts; site readiness issues with Test segment customers; weakening of economic conditions in served markets; changes in customer demands or customer insolvencies; competition; intellectual property rights; technical difficulties; unforeseen charges impacting corporate operating expenses; the performance of the Company’s international operations; material changes in the costs and availability of certain raw materials including steel and copper; termination for convenience of customer contracts; timing and magnitude of future contract awards; containment of engineering and development costs; performance issues with key customers, suppliers and subcontractors; labor disputes; changes in laws and regulations, including but not limited to changes in accounting standards and taxation requirements; costs relating to environmental matters arising from current or former facilities; uncertainty regarding the ultimate resolution of current disputes, claims, litigation or arbitration; and the Company’s successful execution of internal operating and restructuring plans.

Non-GAAP Financial Measures

The financial measures EBIT and EBIT margin are presented in this press release. The Company defines EBIT as earnings before interest and taxes from continuing operations, and EBIT margin as a percent of net sales. EBIT and EBIT margin are not recognized in accordance with U.S. generally accepted accounting principles (GAAP). However, management believes that EBIT and EBIT margin are useful in assessing the operational profitability of the Company’s business segments because they exclude interest and taxes, which are generally accounted for across the entire Company on a consolidated basis. EBIT is also one of the measures used by Management in determining resource allocations within the Company as well as incentive compensation. The Company believes that the presentation of EBIT and EBIT margin provides important supplemental information to investors by facilitating comparisons with other companies, many of which use similar non-GAAP financial measures to supplement their GAAP results. The use of non-GAAP financial measures is not intended to replace any measures of performance determined in accordance with GAAP.
ESCO, headquartered in St. Louis, is a proven supplier of special purpose utility solutions for electric, gas, and water utilities, including hardware and software to support advanced metering applications and fully automated intelligent instrumentation. In addition, the Company provides engineered filtration products to the aviation, space, and process markets worldwide and is the industry leader in RF shielding and EMC test products. Further information regarding ESCO and its subsidiaries is available on the Company’s website at www.escotechnologies.com.
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